                                                                    Exhibit 99.1

Aspect Medical Systems, Inc.
Page 1 of 6

FOR FURTHER INFORMATION:

AT THE COMPANY:                AT THE FINANCIAL RELATIONS BOARD:
J. Neal Armstrong              Diane Hettwer              Tim Grace
Vice President & CFO           Analyst Inquiries          Media Inquiries
(617) 559-7162                 (312) 640-6753             (312) 640-6775

FOR IMMEDIATE RELEASE
WEDNESDAY APRIL 21, 2004

             ASPECT MEDICAL SYSTEMS, INC. REPORTS OPERATING RESULTS
                      FOR FIRST QUARTER ENDED APRIL 3, 2004

                  HIGHLIGHTS OF THE QUARTER COMPARED TO Q1 2003

      -     Worldwide revenue increased 26%

      -     Worldwide sensor revenue increased 36%

      -     Worldwide unit sales of sensors increased 29%

      -     Gross profit margin percentage increased to 77.6% from 74.8%

      - Net loss declined by 68% to $0.04 per share in Q1 2004 from $0.13 per share

      - Worldwide installed base of monitors and modules increased by 20% to over 20,600 units

NEWTON, MASS., APRIL 21, 2004 -- ASPECT MEDICAL SYSTEMS, INC. (NASDAQ: ASPM), reported today that revenue was $12.8 million for the first quarter of 2004, an increase of 26% over revenue of $10.1 million in the first quarter of 2003.

Net loss for the quarter decreased to $796,000, or $0.04 per share on 19.6 million basic and diluted shares outstanding, as compared with a net loss of $2.5 million, or $0.13 per share, on 19.4 million basic and diluted shares outstanding in the first quarter of 2003.

"The highlight of the first quarter was the rate of growth in sensor revenue globally, and we are optimistic that this trend will continue in light of the FDA's decision to clear a new indication for use of BIS monitoring last October," said Nassib Chamoun, president and chief executive officer.

"Three pivotal studies were the basis for the new clearance. One of these studies was published in January of this year and we expect that the other two will be published over the next several months. Given the value that the anesthesia community places on scientific evidence that appears in the peer-reviewed literature, we believe that the publication of these studies represents another important milestone for the Company and will have a positive ongoing impact on the rate of adoption of our technology."
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Aspect Medical Systems, Inc.
Page 2 of 6


REVENUE ANALYSIS - (SEE ATTACHED UNAUDITED CONSOLIDATED REVENUE DATA)

Domestic revenue was $10.4 million for the quarter ended April 3, 2004, an increase of 31% over the first quarter of 2003. Sensor revenue, which represented 78% of total domestic revenue, increased 33% as a result of a 26% increase in sensor unit volume and a 6% increase in the sensor average unit price. Compared with the first quarter of 2003, equipment revenue increased 22% primarily related to a 33% increase in the monitor average unit price.

International revenue was $2.4 million for the quarter ended April 3, 2004, an increase of 11% over the first quarter of 2003. Sensor revenue, which represented 45% of total international revenue, increased 55% as a result of a 47% increase in the sensor unit volume and a 6% increase in the sensor average unit price. This was partially offset by a 10% decrease in equipment revenue. The decrease in equipment revenue resulted principally from a 40% reduction in module kit revenue due to unusually high levels of shipments to Japan and South America in the first quarter of 2003. The decrease in module kit revenue was partially offset by a 25% increase in monitor revenue.

LIQUIDITY AND CAPITAL RESOURCES

At April 3, 2004, the Company had cash, cash equivalents and marketable securities of $29.3 million, stockholders' equity of $31.4 million and total debt of $994,000. At December 31, 2003, the Company had cash, cash equivalents and marketable securities of $31.2 million, stockholders' equity of $31.0 million and total debt of $1.2 million.

OUTLOOK FOR THE SECOND QUARTER OF 2004

The Company believes that revenue will be within a range of $12.8 million to $13.3 million during the second quarter of 2004 and the net loss per share will be within a range of $0.03 and $0.07.

CONFERENCE CALL SET FOR 10AM ET TODAY

Aspect will hold a conference call to discuss first quarter results and management's outlook for the second fiscal quarter of 2004 at 10:00 a.m. Eastern Time today, Wednesday, April 21, 2004. The call can be accessed live by dialing 1-888-896-0863 (domestic), 1-973-935-8507 (international), or access the webcast at http://www.aspectmedical.com on the Investor page or http://ccbn.com. It also will be available for replay from April 21, 2004, until April 28, 2004, by dialing 1-877-519-4471 (domestic), or 1-973-341-3080 (international), access code 4692347. The webcast replay will also be available on Aspect's website at http://www.aspectmedical.com on the news releases page under investor information.
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Aspect Medical Systems, Inc.
Page 3 of 6


ABOUT THE COMPANY

Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company's Bispectral Index (BIS) technology has been used to assess more than 8.7 million patients and has been the subject of approximately 1,400 published articles and abstracts. BIS technology is installed in approximately 32 percent of all domestic operating rooms and is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems.

SAFE HARBOR STATEMENT

Certain statements in this release are forward-looking and may involve risks and uncertainties, including statements with respect to the rate of adoption of the BIS technology and the Company's expected results of operations for future periods and the worldwide market acceptance of the Company's products. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, the Company may not be able to achieve widespread market acceptance of its BIS monitoring technology or to compete with new products or alternative techniques that may be developed by others, including third-party anesthesia monitoring products approved by the FDA, and also faces competitive and regulatory risks relating to its ability to successfully develop and introduce enhancements and new products, including regulatory approval of its XP technology in Japan. In addition, the Company has limited sales and marketing experience both in the U.S. and internationally, and if it is unable to develop and implement a successful sales and marketing strategy, including with respect to its own sales force, domestic and international distributors, original equipment manufacturers and other direct and indirect sales channels, it will not be able to generate meaningful product revenue. In addition, the Company's ability to become and remain profitable will depend upon its ability to promote frequent use of the BIS system so that sales of its BIS sensors increase. The Company will not be profitable if hospitals and anesthesia providers do not buy and use its BIS systems in sufficient quantities. Cases of awareness with recall during monitoring with the BIS system and significant product liability claims are among the factors that could limit market acceptance. There are other factors that could cause the Company's actual results to vary from its forward-looking statements, including without limitation those set forth under the heading "Factors Affecting Future Operating Results" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

In addition, the statements in this press release represent the Company's expectations and beliefs as of the date of this press release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's expectations or beliefs as of any date subsequent to the date of this press release.

         FOR FURTHER INFORMATION REGARDING ASPECT MEDICAL SYSTEMS, INC., VISIT THE ASPECT MEDICAL SYSTEMS, INC. WEBSITE AT www.aspectmedical.com

                          ...FINANCIAL TABLES FOLLOW...
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Aspect Medical Systems, Inc.
Page 4 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  Three Months Ended
                                                           ---------------------------------
                                                           April 3,                 March 29,
                                                             2004                     2003
                                                           --------                 --------
                                                         (Unaudited)               (Unaudited)
Revenue                                                    $ 12,797                 $ 10,127
Costs of revenue                                              2,865                    2,549
                                                           --------                 --------
Gross profit margin                                           9,932                    7,578

% of revenue                                                   77.6%                    74.8%

Operating expenses:
    Research and development                                  1,946                    1,881
    Sales and marketing                                       6,565                    6,317
    General and administrative                                2,397                    2,099
                                                           --------                 --------
             Total operating expenses                        10,908                   10,297
                                                           --------                 --------
Loss from operations                                           (976)                  (2,719)
Interest income                                                 209                      250
Interest expense                                                (29)                     (55)
                                                           --------                 --------
Net loss                                                   $   (796)                $ (2,524)
                                                           ========                 ========
Net loss per share:
    Basic and diluted                                      $  (0.04)                $  (0.13)

Shares used in computing net loss per share:
    Basic and diluted                                      19,595.9                 19,380.9

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Aspect Medical Systems, Inc.
Page 5 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                            CONSOLIDATED REVENUE DATA

                       (IN THOUSANDS EXCEPT UNIT AMOUNTS)

                                                     Three Months Ended
                                   ------------------------------------------------------
                                   April 3, 2004         March 29, 2003          % Change
                                   -------------         --------------          --------
                                    (Unaudited)            (Unaudited)
REVENUE
-------
 WORLDWIDE
    Sensors                            $  9,207               $  6,785                36%
      Monitors                            2,193                  1,588                38%
      Modules                               542                    935               (42%)
      Other Equipment                       855                    819                 4%
                                       --------               --------
    Equipment                             3,590                  3,342                 7%
                                       --------               --------
     Total Worldwide                   $ 12,797               $ 10,127                26%
                                       ========               ========
 DOMESTIC
    Sensors                            $  8,126               $  6,089                33%
      Monitors                            1,497                  1,031                45%
      Modules                                73                    149               (51%)
      Other Equipment                       684                    671                 2%
                                       --------               --------
    Equipment                             2,254                  1,851                22%
                                       --------               --------
     Total Domestic                    $ 10,380               $  7,940                31%
                                       ========               ========
 INTERNATIONAL
    Sensors                            $  1,081               $    696                55%
      Monitors                              696                    557                25%
      Modules                               469                    786               (40%)
      Other Equipment                       171                    148                15%
                                       --------               --------
    Equipment                             1,336                  1,491               (10%)
                                       --------               --------
     Total International               $  2,417               $  2,187                11%
                                       ========               ========
UNITS
-----
 WORLDWIDE
     Sensors                            651,000                503,000                29%
     Monitors                               416                    371                12%
     Modules (A)                            377                    552               (32%)
     Installed Base (B)                  20,613                 17,110                20%

 DOMESTIC
     Sensors                            530,000                421,000                26%
     Monitors                               220                    202                 9%
     Modules (A)                             54                     50                 8%
     Installed Base (B)                  13,492                 11,573                17%

 INTERNATIONAL
     Sensors                            121,000                 82,000                47%
     Monitors                               196                    169                16%
     Modules (A)                            323                    502               (36%)
     Installed Base (B)                   7,121                  5,537                29%

(A)   Represents module shipments to OEM customers

(B)   Includes end-user module placements by OEM customers
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Aspect Medical Systems, Inc.
Page 6 of 6

                          ASPECT MEDICAL SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                  April 3, 2004        December 31, 2003
                                                                  -------------        -----------------
                                                                    (Unaudited)           (Unaudited)
ASSETS
Current assets:
   Cash, cash equivalents and marketable securities (A)               $26,616               $31,162
   Accounts receivable, net                                             5,334                 5,773
   Current portion of investment in sales-type leases                   1,777                 1,797
   Inventory, net                                                       1,668                 1,515
   Other current assets                                                 1,671                 1,147
                                                                      -------               -------
           Total current assets                                        37,066                41,394
Property and equipment, net                                             2,752                 2,996
Long-term marketable securities (A)                                     2,722                    --
Long-term investment in sales-type leases                               2,503                 2,613
Other long-term assets                                                    517                   737
                                                                      -------               -------
           Total assets                                               $45,560               $47,740
                                                                      =======               =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                                  $   599               $   679
   Accounts payable and accrued liabilities                             6,861                 9,060
   Deferred revenue                                                       978                   975
                                                                      -------               -------
           Total current liabilities                                    8,438                10,714
Long-term portion of deferred revenue                                   5,328                 5,533
Long-term debt                                                            395                   525
Stockholders' equity                                                   31,399                30,968
                                                                      -------               -------
           Total liabilities and stockholders' equity                 $45,560               $47,740
                                                                      =======               =======

(A) Marketable securities with maturities beyond twelve months are included in long-term marketable securities.

                                      -end-